                                                                  EXHIBIT 99(b)


For Further Information:

Investor Contact: Deborah Abraham
                  (203) 851-2636

Media Contact:    Francesca Trainor
                  (212) 885-0450


FOR IMMEDIATE RELEASE
---------------------


            OXFORD HEALTH PLANS, INC. ANNOUNCES THIRD QUARTER RESULTS

                           EARNINGS PER SHARE OF $.34

         ADDITIONAL INSURANCE ACQUIRED FOR PENDING SECURITIES LITIGATION


         NORWALK, CONNECTICUT, NOVEMBER 2, 1999 - Oxford Health Plans, Inc. (NASDAQ:OXHP) announced today net income of $28.3 million, or $0.34 per diluted common share, for the quarter ended September 30, 1999 ($24.5 million or $0.29 per share, excluding non-recurring items and net favorable changes in prior period estimates of medical costs). For the nine months ended September 30, 1999, net income was $18.2 million or $0.22 per diluted common share. "We are enthusiastic about our third quarter results, which were ahead of our expectations. The quarter's results benefited from the combined effect of our initiatives to improve health care and administrative efficiencies," said Oxford Health Plans' Chairman and Chief Executive Officer, Norman C. Payson, M.D.

         The quarter's results were impacted by non-recurring items and changes in prior period estimates of medical costs. The Company recorded a pre-tax gain of $7.0 million on the sale of its Direct Script, Inc. subsidiary. This gain was offset by net pre-tax restructuring charges aggregating $19.9 million primarily relating to (i) severance and other costs associated with previously announced workforce reductions and consolidation of certain of the Company's office facilities and (ii) the write-off of certain computer equipment and leases no longer used in operations as a result of the Company's turnaround plan. "These steps were taken to further reduce administrative costs and to enhance the Company's competitive position in light of improvements in service performance and reductions in claims and correspondence inventories," said Marvin P. Rich, the Company's Chief Administrative Officer. Health care services expense benefited from net favorable changes in prior period estimates of medical costs aggregating $19.6 million. "Even excluding these net favorable changes in prior estimates of medical costs, the medical loss ratio was 80.8%," said Dr. Payson. "This compares favorably with a medical loss ratio of 88.9% for the third quarter of last year. Our administrative loss ratio was 13.8% for the quarter compared to 15.1% for the third quarter of last year."

         Revenues for the quarter ended September 30, 1999 were $1.1 billion, compared to $1.2 billion in the third quarter last year. As of September 30, 1999, Oxford's total membership was approximately 1,629,100 compared to 1,688,700 as of June 30, 1999.

         The Company reported cash flow from operations of $90.2 million for the quarter ended September 30, 1999. As of September 30, 1999, the Company had $1.07 billion in current cash and marketable securities and over $230 million in cash in the Parent Company. After giving effect to the fourth quarter payment for additional insurance described below, Oxford's Parent Company cash is still expected to exceed $200 million at year-end. The Company also noted a $44 million reduction in the amount of outstanding provider advances at September 30, 1999 to $62 million, compared to $106 million at June 30, 1999. The reduction was attributable to progress in collections and offsets against both current claims and provider reconciliations. "Improved operating results, collections of receivables and progress on provider advances, as well as the divestitures of non-strategic assets, all contributed to the significant improvement in operating cash flow," said Yon Y. Jorden, Oxford's Chief Financial Officer. "The Company anticipates positive operating cash flow for the fourth quarter and next year," added Jorden.

         Oxford also announced today that it has acquired new insurance policies providing $200 million in additional coverage for certain future defense costs, judgments and settlements, if any, incurred by the Company and individual defendants in certain pending lawsuits and investigations, including, among others, the securities class action pending against the Company and certain of its directors and officers and the pending stockholder derivative actions. Subject to the terms of the policies, the insurers have agreed to pay 90% of the amount, if any, by which covered losses exceed $175 million, inclusive of approximately $40 million of coverage remaining under preexisting insurance. The aggregate amount of insurance under these new policies is limited to $200 million and the aggregate amount of new insurance in respect of defense costs other than judgments and settlements, if any, is limited to $10 million. The policies do not cover taxes, fines or penalties imposed by law or the cost to comply with any injunctive or other non-monetary relief. A non-recurring charge of $24 million for premiums and other costs will be included in Oxford's results of operations for the fourth quarter of 1999.
         "Part of the Company's turnaround plan involved eliminating or mitigating the problems of the past," said Dr. Payson. "The Company is pleased to have this new insurance, which should provide comfort to the Company's shareholders and policyholders that Oxford has added protection against a significantly adverse development or result in these cases," said Dr. Payson.
         Dr. Payson continued, "with the Company's improvements in operations and systems and improved financial performance, we have reached a major inflection point. We will now turn our creative energies to our next strategic initiative, growth. Oxford's growth efforts, as in the past, will focus on consumer preference, emphasizing outstanding participating physicians, customer service and consumer-friendly health plans. We are enthusiastic about our prospects."
         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third-party administration of employer-funded benefits plans and Medicare plans.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in this press release, including statements concerning future results of operations or financial position, future healthcare and administrative costs, future operating cash flow, future operational performance, future Parent Company liquidity, and Oxford's plan and prospects for future growth, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934, as amended); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- The Company's ability to develop processes and systems to support its operations and to improve its service levels.

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans.

- Competition from health benefit plan providers and competitive pressure on pricing Oxford products, including acceptance of premium rate increases by the Company's commercial groups.

- High administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to complete and operationalize risk transfer and other provider arrangements and any unexpected costs incurred in the wind-down of the Company's agreement with Heritage New Jersey Medical Group, P.C., including medical costs, litigation expenses, damages, administrative costs and other costs.

- The effect, if any, of events at the Company during the last two years (including any adverse publicity) on future enrollment in the Company's health benefit plans.

- Any changes in the Company's estimates of its medical costs and expected cost trends as a result of information gained in the process of continuing to reconcile delayed claims or claims paid or denied in error and to pay down backlogged claims.

- The impact of litigation (including purported class and derivative actions filed against the Company and certain officers and directors and proceedings commenced against the Company and several employees by certain healthcare providers), regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

-    The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support any future growth.

- Those factors included in the discussion under the caption "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
      (IN THOUSANDS, EXCEPT PER SHARE, PER MEMBER PER MONTH AND MEMBERSHIP
                                HIGHLIGHTS DATA)


                                                                                      Three Months
                                                                                   Ended September 30
                                                                              ----------------------------
                                                                                  1999             1998
                                                                              ----------------------------
Revenues:
    Premiums earned                                                            $ 1,025,518      $1,143,064
    Third-party administration, net                                                  4,419           4,070
    Investment and other income, net                                                22,512          23,857
                                                                                 ---------       ---------
      Total revenues                                                             1,052,449       1,170,991
                                                                                 =========       =========

Expenses:
    Health care services                                                           809,219       1,015,934
    Marketing, general and administrative                                          142,578         172,914
    Interest and other financing charges                                            12,009          16,160
    Restructuring charges                                                           19,963              -
    Write-downs of strategic investments                                                -               -
                                                                                   -------       ---------
      Total expenses                                                               983,769       1,205,008
                                                                                   =======       =========


Operating earnings (loss) before income taxes                                       68,680        (34,017)
Income tax expense (benefit)                                                        28,846          1,905
                                                                                    ------          -----
Net earnings (loss)                                                                 39,834        (35,922)
Less preferred stock dividends and amortization                                   (11,503)        (11,067)
                                                                                  --------        --------
Net earnings (loss) attributable to common stock                                 $  28,331      $ (46,989)
                                                                                 =========      ==========

Earnings (loss) per common share:
    Basic                                                                          $   .35       $   (.58)
    Diluted                                                                        $   .34       $   (.58)

Weighted-average common shares outstanding-basic                                    81,354          80,384
Effect of dilutive securities:
    Stock options                                                                    2,867               -
    Warrants                                                                             -               -
                                                                                    ------          ------
Weighted-average common shares outstanding-diluted                                  84,221          80,384
                                                                                    ======          ======


SELECTED INFORMATION:
    Medical loss ratio                                                               78.9%           88.9%
    Administrative loss ratio                                                        13.8%           15.1%
    Earnings (loss) before income taxes, financing charges, depreciation
      and amortization, and restructuring charges ("EBITDA")                     $ 114,396       $ (3,147)
    PMPM premium revenue                                                         $  214.70        $ 202.64
    PMPM medical expense                                                         $  169.41        $ 180.10
    Fully insured member months                                                    4,776.6         5,640.9


                                                                                       Nine Months
                                                                                    Ended September 30
                                                                               ----------------------------
                                                                                   1999            1998
                                                                               ----------------------------
Revenues:
    Premiums earned                                                             $3,085,774      $3,512,101
    Third-party administration, net                                                 12,120          13,383
    Investment and other income, net                                                65,641          66,242
                                                                                 ---------       ---------
      Total revenues                                                             3,163,535       3,591,726
                                                                                 =========       =========


Expenses:
    Health care services                                                         2,567,928       3,389,585
    Marketing, general and administrative                                          447,525         601,915
    Interest and other financing charges                                            38,239          43,761
    Restructuring charges                                                           19,963         123,500
    Write-downs of strategic investments                                                 -          38,341
                                                                                 ---------       ---------
      Total expenses                                                             3,073,655       4,197,102
                                                                                 =========       =========


Operating earnings (loss) before income taxes                                       89,880       (605,376)
Income tax expense (benefit)                                                        37,750        (16,532)

Net earnings (loss)                                                                 52,130       (588,844)
Less preferred stock dividends and amortization                                   (33,962)        (16,785)
                                                                                  --------      ---------
Net earnings (loss) attributable to common stock                                  $ 18,168      $(605,629)
                                                                                  ========      =========


Earnings (loss) per common share:
    Basic                                                                          $   .22       $  (7.57)
    Diluted                                                                        $   .22       $  (7.57)

Weighted-average common shares outstanding-basic                                    81,098          80,006
Effect of dilutive securities:
    Stock options                                                                    3,057               -
    Warrants                                                                             -               -
                                                                                    ------          ------
Weighted-average common shares outstanding-diluted                                  84,155          80,006
                                                                                    ======          ======


SELECTED INFORMATION:
    Medical loss ratio                                                               83.2%           96.5%
    Administrative loss ratio                                                        14.4%           17.1%
    Earnings (loss) before income taxes, financing charges, depreciation
      and amortization, and restructuring charges ("EBITDA")                     $ 189,916      $(349,976)
    PMPM premium revenue                                                          $ 210.44        $ 199.79
    PMPM medical expense                                                          $ 175.13        $ 192.82
    Fully insured member months                                                   14,663.1        17,579.2


                                                                                    AS OF SEPTEMBER 30
                                                                                 -------------------------
MEMBERSHIP HIGHLIGHTS                                                              1999            1998
---------------------                                                            -------------------------
Freedom and Liberty Plans                                                        1,238,900       1,331,600
HMO                                                                                238,400         271,500
Medicare                                                                           101,100         156,900
Medicaid                                                                                -          102,900
                                                                                 ---------       ---------
Total Fully Insured                                                              1,578,400       1,862,900
Third-party Administration                                                          50,700          62,000
                                                                                 ---------       ---------
Total Membership                                                                 1,629,100       1,924,900
                                                                                 =========       =========

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                     ASSETS

                                                                                                   SEP. 30,         Dec. 31,
                                                                                                     1999             1998
                                                                                                ---------------  --------------
Current assets:
    Cash and cash equivalents                                                                         $ 289,409       $ 237,717
    Investments - available-for-sale, at market value                                                   778,057         922,990
    Premiums receivable, net                                                                             85,879         110,254
    Other receivables                                                                                    28,589          36,540
    Prepaid expenses and other current assets                                                             7,253           9,746
    Deferred income taxes                                                                                31,361          43,385
                                                                                                      ---------       ---------
        Total current assets                                                                          1,220,548       1,360,632


Property and equipment, at cost, net of accumulated depreciation and
    amortization of $154,094 in 1999 and $160,431 in 1998                                                58,104         112,941
Deferred income taxes                                                                                    68,456          94,182
Restricted cash and investments                                                                          61,532          56,493
Other noncurrent assets                                                                                  19,118          13,502
                                                                                                     ----------      ----------
        Total assets                                                                                 $1,427,758      $1,637,750
                                                                                                     ==========      ==========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                                                             $ 688,424       $ 850,197
    Trade accounts payable and accrued expenses                                                         156,868         176,833
    Unearned premiums                                                                                    44,174         105,993
    Current portion of capital lease obligations                                                         12,278          15,938
    Deferred income taxes                                                                                     -           2,228
                                                                                                        -------       ---------
        Total current liabilities                                                                       901,744       1,151,189


Long-term debt                                                                                          350,000         350,000
Obligations under capital leases                                                                          8,357          18,850
Redeemable preferred stock                                                                              332,778         298,816

Shareholder's equity (deficit):
    Preferred stock, $.01 par value, authorized 2,000,000 shares                                              -               -
    Common stock, $.01 par value, authorized 400,000,000 shares;
      issued and outstanding 81,410,514 shares in 1999
      and 80,515,872 shares in 1998                                                                         814             805
    Additional paid-in capital                                                                          484,696         506,243
    Accumulated deficit                                                                                (640,160)       (692,290)
    Accumulated other comprehensive earnings (loss)                                                     (10,471)          4,137
                                                                                                     ----------      ----------
        Total liabilities and shareholders' equity (deficit)                                         $1,427,758      $1,637,750
                                                                                                     ==========      ==========

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                                 (IN THOUSANDS)


                                                                              Three Months                   Nine Months
                                                                           Ended September 30             Ended September 30
                                                                      -------------------------------------------------------------
                                                                            1999          1998         1999           1998
                                                                        -----------   ------------  -----------   ------------
Cash flows from operating activities:
    Net earnings (loss)                                                  $  39,834     $ (35,922)    $  52,130     $(588,844)
    Adjustments to reconcile net earnings (loss) to
      net cash provided (used) by operating activities:
        Depreciation and amortization                                       14,233        15,191        43,301        50,553
        Noncash restructuring charges and write-downs                       15,060          --          15,060       107,246
        Deferred income taxes                                               28,846          --          37,750       (18,437)
        Provision for doubtful accounts and advances                          --           8,000        13,800        41,209
        Realized loss (gain) on sale of investments                          1,067        (3,023)        4,462        (5,144)
        Gain on sale of Direct Script and Ralin                             (9,500)         --          (9,500)         --
        Other, net                                                             480         1,057         1,751        12,329
           Premiums receivable                                              27,801        35,117        24,375        89,851
           Other receivables                                                 9,381         6,516        11,289         4,736
           Prepaid expenses and other current assets                         1,377         1,323          (865)          (81)
           Medical costs payable                                           (52,986)      (26,826)     (175,573)      106,542
           Trade accounts payable and accrued expenses                      13,516        (4,417)      (12,298)       70,767
           Income taxes payable/refundable                                    --           9,976          --         116,637
           Unearned premiums                                                (1,120)      (18,441)      (61,819)      (88,581)
           Other, net                                                        2,174           744        (8,119)        5,437
                                                                            ------       -------       -------       -------
             Net cash provided (used) by operating activities               90,163       (10,705)      (64,256)      (95,780)
                                                                            ======       =======       =======       =======

Cash flows from investing activities:
    Capital expenditures                                                    (3,296)       (2,090)       (7,443)      (38,736)
    Purchases of investments                                              (108,304)     (487,947)     (706,221)     (988,218)
    Sales and maturities of investments                                    132,105       252,866       815,182       669,006
    Proceeds from sale of Direct Script and Ralin                           12,450          --          12,450          --
    Other, net                                                              16,649        (3,165)        5,460        (6,483)
                                                                            ------      --------       -------      --------
             Net cash provided (used) by investing activities               49,604      (240,336)      119,428      (364,431)
                                                                            ======      ========       =======      ========

Cash flows from financing activities:
    Proceeds from exercise of stock options                                    908           254        10,673         1,577
    Proceeds from sale of redeemable preferred stock, net of expenses         --            --            --         271,148
    Proceeds from sale of warrants                                            --            --            --          67,000
    Proceeds from sale of common stock                                        --            --            --          10,000
    Proceeds of notes and loans payable                                       --            --            --         550,000
    Redemption of notes payable                                               --            --            --        (200,000)
    Debt issuance expenses                                                    --            (442)         --         (11,693)
    Payments under capital leases                                           (2,173)       (1,815)      (14,153)       (3,385)
                                                                            ------        ------        ------       -------
             Net cash provided (used) by financing activities               (1,265)       (2,003)       (3,480)      684,647
                                                                            ======        ======        ======       =======

Net increase (decrease) in cash and cash equivalents                       138,502      (253,044)       51,692       224,436
Cash and cash equivalents at beginning of period                           150,907       481,621       237,717         4,141
                                                                         ---------     ---------     ---------     ---------
Cash and cash equivalents at end of period                               $ 289,409     $ 228,577     $ 289,409     $ 228,577
                                                                         =========     =========     =========     =========

Supplemental cash flow information:
    Cash payments (refunds) for income taxes, net                        $     593     $     192     $    (851)    $(107,685)
    Cash payments for interest expense                                       7,084         9,726        35,488        20,058
Supplemental schedule of noncash investing and financing activities:
      Unrealized appreciation (depreciation) of
        available-for-sale investments                                      (3,077)       15,376       (16,836)        7,603
      Capital lease obligations incurred                                      --            --            --          21,707
      Preferred stock dividends and amortization                            11,503        11,067        33,962        16,785